STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------

     This Strategic Alliance Agreement (this "Agreement") is hereby made and entered into this 10th day of September, 1999 (the "Effective Date"), by and among BOCA RESEARCH, INC., a corporation incorporated in the State of Florida, United States, having a place of business at 1377 Clint Moore Road, Boca Raton, Florida 33487-2722 ("BOCA"), and NETWOLVES TECHNOLOGIES, INC., a corporation incorporated in the State of New York, United States, having a place of business at 200 Broadhollow Road, Suite 207, Melville, New York 11747 ("NETWOLVES"). BOCA and NETWOLVES are individually referred to in this Agreement as a "Party" and, collectively, as "Parties."


                                    RECITALS

     WHEREAS, BOCA designs, manufactures, and supports hardware products for and to the specification of other companies, and provides related engineering and homologation certification services, and BOCA manufactures a thin client or network computer (a "Thin Client" computer) which is designed to serve primarily as clients for a network client/server architecture and configured with only the most essential equipment, typically excluding hard disk drives ("Thin Clients");

     WHEREAS, NETWOLVES produces sophisticated, scalable software and hardware technology (the "FoxBox Technology") that provides enterprise-wide connectivity, distance learning, firewall security and productivity enhancing applications. FoxBox Technology includes software providing server-side and client-side facilities for Thin Client (or network) computers (the "FoxBox Thin Client Software");

     WHEREAS, NETWOLVES has produced general systems specifications for two (2) new FoxBox chassis, for the FoxBox, and for NETWOLVES Thin Clients, to be used with the FoxBox Technology, attached hereto as Exhibits B, C and E, respectively, (collectively, the "Specifications");

     WHEREAS, BOCA desires to manufacture FoxBox units and NETWOLVES Thin Client units conforming to the Specifications and capable of interoperating with the FoxBox Thin Client Software and to provide related engineering and homologation certification services for NETWOLVES, and NETWOLVES desires BOCA to perform such manufacturing and related services; and

     WHEREAS, BOCA and NETWOLVES desire to further investigate participating in joint Marketing, Sales, Engineering and Training activities to provide a turn-key solution to the Internet Gateway Marketplace;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

                                OPERATIVE TERMS

                                   ARTICLE 1
                                  DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the meanings specified below:

     1.1 "Affiliate" shall mean any corporation, partnership, joint venture, or other entity (i) in which either Party own or controls, or is owned or controlled by, or in common ownership or control with either Party to the extent of holding directly or indirectly stock or interest representing more than fifty percent (50%) of the aggregate stock or other interest entitled to vote on general decisions reserved to stockholders, partners, or other owners of such entity; or (ii) if a partnership, as to which a Party (and/or any of its Affiliates) is a general partner.

     1.2 "Confidential Information" shall mean all information not known or generally available without restrictions on use, including know-how, trade secrets, intellectual property, operational methods, marketing plans or strategies, product development techniques or plans, processes, designs and design projects, inventions and research projects, and other business affairs, including the terms and conditions of this Agreement and the negotiations between the Parties with respect to this Agreement.

     1.3 "Cost of Work" with respect to any particular work shall mean costs necessarily incurred by BOCA in proper performance of the work. Such costs shall be at rates not higher than any standard rates paid by BOCA to suppliers or workers, except with prior consent of NETWOLVES. Cost of Work shall include the following:

          (a) Time. Actual labor costs for performing the work, including allocable portions of (i) wages of construction workers directly employed by BOCA to perform the work; and (ii) wages and salaries of BOCA's supervisory and administrative personnel, when such workers and personnel are engaged at factories, workshops or on the road and expediting production or transportation of materials or equipment required for the work;

          (b) Materials. Costs of materials and equipment actually incorporated into the completed work, including transportation of raw materials, but exclusive of transportation of completed work; costs of materials in excess of those actually installed, but required to provide reasonable allowance for waste, spoilage or overrun and agreed to in advance by NETWOLVES, provided, however, that unused excess materials, if any, shall be delivered to NETWOLVES by BOCA at the time of final payments; costs including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery or equipment required in the performance of the work;

          (c) Overhead. All factory direct and indirect expense other than Time and Materials defined herein fairly allocable to the product or products, or ten percent (10%) of the Materials Cost, whichever is less; and

          (d) Miscellaneous Costs. Premiums for insurance and bonds that are directly attributable to the Project; sales, use or similar taxes imposed by governmental authority which are directly related to the work and for which BOCA is responsible, including direct costs of subcontracting as permitted in this Agreement..

     The term "Cost of Work," as used herein, shall not include:

               (i) Salaries and other compensations of BOCA personnel, except as specifically provided herein;

               (ii) Expenses of BOCA's principal office and offices, except as specifically provided herein;

               (iii) Overhead and general expenses, except as expressly provided herein;

               (iv) BOCA's capital expenses, including interest on BOCA's capital employed for the work;

               (v) Rental costs of machinery and equipment; or

               (vi) Costs due to the fault or negligence of BOCA or anyone directly employed by them, including the cost of correction of damaged, defective or nonconforming work, disposal and replacement of materials and equipment incorrectly ordered or supplied.

     Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to NETWOLVES and BOCA shall attempt to secure such discounts. Any amounts which accrue to NETWOLVES in accordance with the foregoing shall be credited to NETWOLVES as a deduction from the Cost of Work.

     1.4  "Engineering  Release  Package"  shall  mean:

          *    Schematic ? Bill of Materials
          *    Work Instructions
          *    Firmware/Code
          *    Test Software
          *    Test Instructions
          *    Customer Software
          *    Assembly Instructions
          *    Component Specifications and Approved Vendor(s)
          *    Prototype

     1.5 A "FoxBox Derivative" shall mean any FoxBox product and FoxBox Technology, including the FoxBox Thin Client Software, or any parts or portions thereof or work made from any part or portion therefrom, which the development, manufacture, use or distribution thereof would infringe any intellectual property rights of NETWOLVES.

     1.6 A "FoxBox Unit" shall mean a computer conforming in all respects to the FoxBox Specifications.

     1.7 The "Industrial Release" shall be obtained when NETWOLVES and BOCA have successfully completed all work necessary to put the NETWOLVES Thin Client Unit or FoxBox Unit into manufacturing for release to the trade. The milestone shall be marked by the transmission and acceptance of an engineering documentation, bill of materials, program files, and prototype testing code conforming to the Specifications. This release shall not be gated by the actual production but rather the acceptance of the product for production by BOCA's manufacturing facility.

     1.8 "Know-How" shall mean all knowledge and tangible information whether patentable or not and physical objects related to the joint product development, including, but not limited to, formulations, materials, data, schematics, designs, configurations, computer programs, drawings and sketches, testing and test results, and regulatory information of a like nature whether or not capable of precise, separate description prior to its publication, owned by BOCA and NETWOLVES, which either party has the right to disclose or license to the other.

     1.9 A "NETWOLVES Thin Client Unit" shall mean a Thin Client unit conforming in all respects to the NETWOLVES Thin Client Unit Specifications and operable with the NETWOLVES Thin Client Software.

     1.10 A "Third Party" shall mean any party, except Affiliates of either Party, who is not a party to this Agreement and shall specifically include parties who integrate the Units into other products.

                                   ARTICLE 2
                              ENGINEERING SERVICES

2.1  FoxBox Services.

     (a) General Statement of Work. BOCA shall provide at no cost to NETWOLVES engineering services and corresponding deliverables (the "FoxBox Services") as set forth in Exhibit A with respect to the design and efficient manufacture of a computer system conforming in all respects to the FoxBox Specifications set forth in Exhibit C. The deliverables shall include an Engineering Release package and a complete schematic design and specification to produce a FoxBox Unit with particularity and detail sufficient to enable a manufacturer of ordinary skill to manufacture FoxBoxes conforming with the FoxBox Specifications. BOCA shall take all steps necessary to obtain FCC, CUL and UL approvals for the FoxBox Unit. These services shall be provided to NETWOLVES at no charge and shall be completed on or prior to November 1, 1999.

     (b) Ownership of Work Product. NETWOLVES shall own all right, title and interest to any intellectual property rights in and to the deliverables, schematics and specification and any other property interest related to the FoxBox Services. All works of authorship created by BOCA with respect to the FoxBox Services shall be works made for hire created by BOCA for NETWOLVES and all such right, title and interest therein and thereto shall pass to NETWOLVES upon creation by operation of law. All other intellectual property related to the FoxBox Services shall be assigned, and hereby are assigned by BOCA to NETWOLVES. BOCA shall undertake all actions reasonably required by NETWOLVES, including the execution of instruments of assignment, applications for letters patent, applications for registration of other intellectual property rights or other instruments reasonably necessary to perfect NETWOLVES' interest in and to such intellectual property rights. BOCA shall not retain any intellectual property rights whatsoever with respect to the FoxBox Services, and no other rights shall vest in or pass to BOCA by reason of its participation in undertaking to perform the FoxBox Services.

2.2  Thin Client Services.

     (a) General Statement of Work. BOCA shall provide at no cost to NETWOLVES engineering services and corresponding deliverables (the "Thin Client Services") necessary to enable BOCA to manufacture a NETWOLVES Thin Client Unit conforming in all respects to the NETWOLVES Thin Client Specifications set forth in Exhibit
E. The deliverables shall comprise, at least, an Engineering Release Package and a working NETWOLVES Thin Client Unit prototype. BOCA shall take all steps necessary to obtain FCC, CUL and UL approvals for the NETWOLVES Thin Client Unit. These services shall be provided to NETWOLVES at no charge and shall be completed on or prior to September 1, 1999.

     (b) BOCA Ownership of Certain Work Product. Except for computer software other than BOCA's computer BIOS, BOCA shall retain all right, title and interest to any intellectual property rights in and to the deliverables and any other property interest related to the Thin Client Services; provided, however, that nothing set forth herein shall be construed to result in the transfer to BOCA from NETWOLVES of any interest in any previously existing intellectual property interest of NETWOLVES whatsoever, including any interest in or to the FoxBox, FoxBox technology, the NETWOLVES Thin Client Specifications or the NETWOLVES Thin Client Software.

     (c) NETWOLVES Ownership of Certain Work Product. NETWOLVES shall own all right, title and interest in and to any and all software delivered with or designed for the NETWOLVES Thin Client by NETWOLVES other than BOCA'S existing BIOS software. Such software shall be works made for hire created by BOCA for NETWOLVES and all such right, title and interest therein and thereto shall pass to NETWOLVES upon creation by operation of law. All other intellectual property related to computer software delivered with or designed for the NETWOLVES Thin Client other than BOCA's existing BIOS software shall be assigned, and hereby are assigned by BOCA to NETWOLVES. BOCA shall undertake all actions reasonably required by NETWOLVES, including the execution of instruments of assignment, applications for letters patent, applications for registration of other intellectual property rights or other instruments reasonably necessary to perfect NETWOLVES' interest in and to such intellectual property rights. Further, nothing in this Agreement shall be construed to preclude or limit NETWOLVES' right or ability to engage the services of third parties to independently produce a Thin Client conforming to NETWOLVES Thin Client
Specifications or a Thin Client unit interoperable with a FoxBox or the NETWOLVES Thin Client Software.

     2.3 Further Engineering Services. BOCA shall provide additional engineering services (the "Further Engineering Services") necessary to meet any technically, commercially, and reasonably feasible changes in functionality requested by NETWOLVES. Unless otherwise agreed between the parties, such services shall be provided at a fee of One Hundred Dollars ($100.00) per hour. All other intellectual property related to the Further Engineering Services shall be assigned, and hereby are assigned by BOCA to NETWOLVES. BOCA shall undertake all actions reasonably required by NETWOLVES, including the execution of instruments of assignment, applications for letters patent, applications for registration of other intellectual property rights or other instruments reasonably necessary to perfect NETWOLVES' interest in and to such intellectual property rights. BOCA shall not retain any intellectual property rights whatsoever with respect to the Further Engineering Services, and no other rights shall vest in or pass to BOCA by reason of its participation in undertaking to perform the Further Engineering Services.

     2.4 Acceptance of Engineering Services. Engineering Services shall be deemed accepted unless NETWOLVES presents BOCA a notice of nonacceptance within forty-five (45) days upon the presentation of deliverables under the Agreement setting forth with particularity the basis for such rejection. BOCA shall have thirty (30) days thereafter to correct deficiencies identified by NETWOLVES in such notice. Timely completion of the FoxBox Services and the Thin Client Services shall be a condition precedent to NETWOLVES' obligations under this Agreement.

     2.5 Homologation Services. BOCA shall provide homologation for FoxBox products and NETWOLVES Thin Client in those states noted by asterisk in Exhibit D at its expense other than the NETWOLVES obligation to pay for the filing fees and costs. As a Further Engineering Service, at the election of NETWOLVES, BOCA shall provide assistance in the application for and obtaining of homologation approvals in those other states listed in Exhibit D with respect to the NETWOLVES Thin Client Units and FoxBox Units developed hereunder. NETWOLVES and its vendors agree to pay all costs associated with such applications and pay the Engineering Services to BOCA as defined under Section 2.3 above. NETWOLVES agrees to provide all reasonable, necessary cooperation, assistance and documentation to process such applications. BOCA shall make best efforts to assure that all such homologation approvals may be obtained, but does not represent or warrant that the respective governments will ultimately grant such approvals. In the event BOCA shall sell any NETWOLVES Thin Client Units in any jurisdiction wherein the NETWOLVES Thin Client homologation has been obtained and NETWOLVES has paid the cost of same, BOCA shall reimburse such fees and costs to NETWOLVES upon the sale of its first Unit. In the event NETWOLVES shall sell any FoxBox Units in any jurisdiction wherein the FoxBox homologation has been obtained and BOCA has paid the cost of same, NETWOLVES shall reimburse such fees and costs to BOCA upon the sale of its first Unit.

                                   ARTICLE 3
         MANUFACTURING OF FOXBOX UNITS AND NETWOLVES THIN CLIENT UNITS

     3.1 Sale of Conforming FoxBox Units to NETWOLVES. BOCA shall, within the limitations contained in this Article, sell to NETWOLVES such quantities of FoxBox Units conforming in all respects to the Specifications as NETWOLVES may order. BOCA shall make best efforts to timely satisfy such orders and provide quality assurance services subject to the provisions set forth below. Subject to the approval of NETWOLVES, which approval shall not be unreasonably withheld, BOCA reserves the right to subcontract the manufacturing of the FoxBox Units to third parties, in its sole discretion, provided that the FoxBox Units shall at all times meet the required quality and technical specifications set forth in this Agreement; further provided that such subcontractor shall be expressly and affirmatively bound in writing to comply with the warranty, ownership and confidentiality provisions set forth in this Agreement and shall be bound to defend, indemnify and hold harmless NETWOLVES from claims arising from the work of said subcontractor; and still further provided that such appointment of a subcontractor is consistent with BOCA's obligation to make best efforts to minimize the cost of manufacture to NETWOLVES.

     3.2 Sale of Conforming NETWOLVES Thin Client Units to NETWOLVES. BOCA shall, within the limitations contained in this Article, sell to NETWOLVES such quantities of NETWOLVES Thin Client Units conforming to the Specifications as NETWOLVES may order. BOCA shall make best efforts to timely satisfy such orders and provide quality assurance services subject to the provisions set forth below. Provided that this Agreement shall not have been terminated, NETWOLVES agrees to purchase, within two (2) years from the delivery of the NETWOLVES Thin Client Services deliverables, two thousand (2,000) NETWOLVES Thin Client Units from BOCA, provided, however, that any sales of NETWOLVES Thin Client Units by BOCA within said period to third parties pursuant to its marketing rights provided for in Section 5.1 shall be credited against such commitment within said period. BOCA reserves the right to subcontract the manufacturing of the NETWOLVES Thin Client Units to third parties, in its sole discretion, provided, however, that such contractor shall be expressly and affirmatively bound in writing to comply with the warranty, ownership and confidentiality provisions set forth in this Agreement and shall be bound to defend, indemnify and hold harmless NETWOLVES from claims arising from the work of said subcontractor; and further provided that the NETWOLVES Thin Client Units shall at all times meet the required quality and technical specifications set forth in this Agreement. Such right to subcontract shall not be deemed to limit BOCA'S obligation to make its best efforts to minimize the cost of manufacturing such product.

     3.3 Initial Delivery. Subject to the availability of the parts being delivered to BOCA by September 1, 1999:

     (a) BOCA shall deliver thirty (30) NETWOLVES Thin Client Units acceptable to NETWOLVES on or prior to September 15, 1999;

     (b) BOCA shall deliver two hundred fifty (250) FoxBox Units acceptable to NETWOLVES on or prior to September 15, 1999, as follows:

QUANTITY                  NETWOLVES SKU                        BOCA SKU
--------                  -------------                        --------
 100                    NETWOLVES FoxBox S2e                    NW2Ether
  75                    NETWOLVES FoxBox T1                     NWCSUT1
  50                    NETWOLVES FoxBox DDR                    NWModem
  20                    NETWOLVES FoxBox 56K                    NWCSU56K
   5                    NETWOLVES FoxBox ISDN                   NWISDN

                Provided, however, that in the event parts are not available by September 1, 1999, BOCA shall deliver the products within twenty (20) days following receipt of all required parts and/or components.

     3.4 Reservation of Rights by NETWOLVES. Nothing set forth in this Agreement shall be construed to constitute the grant of any exclusive right to BOCA to manufacture FoxBox units or the assignment of any right, title or interest in or to the FoxBox or any FoxBox technology. Nothing set forth herein shall be construed to constitute the grant of any license in or to the FoxBox or any FoxBox technology, apart from such license as may be necessary to accomplish the fulfillment of each such order. Nothing set forth in this Agreement shall be construed to constitute the grant of any exclusive right to BOCA to supply NETWOLVES Thin Units to NETWOLVES except as expressly set forth in Article 3.2 above.

3.5  Price and Shipping.

     (a) FoxBox Unit Pricing. Pricing for FoxBox Units shall be in accordance with Exhibit F attached hereto or in accordance with such other pricing as to which the parties may agree.

     (b) Thin Client Pricing. With respect to delivery of conforming goods delivered in response to an Order, NETWOLVES shall pay to BOCA an amount equal to the lesser of (i) for the first delivery of NETWOLVES Thin Client Units pursuant to this Agreement, BOCA's Cost of Work associated with the production of such units, plus twenty-five percent (25%); (ii) for subsequent deliveries, an amount equal to the average of BOCA's Cost of Work for the first delivery and BOCA's Cost of Work for the delivery preceding such subsequent delivery, plus twenty-five percent (25%); (iii) the maximum unit prices as set forth in Exhibit F; or (iv) such lesser amount upon which the parties may agree in writing. BOCA shall make reasonable and best efforts to minimize BOCA's Cost of Work at all times during the term of this Agreement. However, in the event the price determined pursuant to (i) above exceeds the Exhibit F price set forth in (iii) above, BOCA shall not have the obligation to sell such additional NETWOLVES Thin Client Units pursuant to this Agreement unless the parties reach a mutually acceptable price pursuant to (iv) above; provided, however, that if BOCA does not agree to sell NETWOLVES Thin Client Units pursuant to the provisions of this sentence, then NETWOLVES shall likewise not be obliged to purchase such NETWOLVES Thin Client Units.

                All such units shall be delivered F.O.B. BOCA's plant in Florida or such other place of shipment as the parties may agree. BOCA shall arrange and pay for shipping of units in accordance with NETWOLVES' instructions and BOCA shall further pay any customs, duties, costs, taxes, insurance premiums and other expenses related to such shipping, which amounts shall be billed to NETWOLVES without markup.

     3.6 Delivery; Liquidated Damages for Late Delivery. BOCA shall deliver conforming goods within ten (10) weeks after receipt of an order from NETWOLVES (the "Delivery Date"), provided that BOCA shall be able to obtain all key components for such deliveries in a timely manner through the exercise of its commercially reasonable efforts. However, any such delays in obtaining said key components shall extend the Delivery Date on a day-for-day basis For each full week late of the Delivery Date, provided that NETWOLVES shall not have caused or contributed to the delay, NETWOLVES may deduct five percent (5%) of the Cost of Work from the price, as liquidated damages and not as a penalty. These provisions shall be deemed a reasonable measure of the damages incurred resulting from late delivery and the parties agree that they shall not be deemed a penalty. In no case shall the deduction exceed fifteen percent (15%) of the Cost of Work.

     3.7 Terms of Payment/Accounting for Cost of Work. All purchase orders given to BOCA by NETWOLVES shall be firm and noncancellable for any reason. NETWOLVES shall pay to BOCA a deposit equal to twenty percent (20%) of the Price, payable thirty (30) days following the placement of an order, provided, however, that NETWOLVES need not pay such deposit to the extent that the aggregate of unpaid deposits are less than two hundred and fifty thousand dollars ($250,000.00). NETWOLVES shall pay the balance thirty (30) days following the receipt of an invoice stating the Cost of Work for conforming goods delivered with respect to such Order, but may take a two percent (2%) discount if payment is made within ten days of receipt of such invoice. Upon request, BOCA shall provide NETWOLVES with a statement of costs setting forth specifically the basis for computing a Cost of Work associated with any invoice. In the event that NETWOLVES suffers a substantial and material adverse change to its financial condition, then BOCA may withdraw the Two Hundred Fifty Thousand Dollars ($250,000.00) trade credit set forth in this paragraph; further provided, however, that NETWOLVES shall not be obliged to purchase any NETWOLVES Thin Client Units under terms that do not include such Two Hundred Fifty Thousand Dollars ($250,000.00) credit.

     3.8 Acceptance of FoxBox Units. NETWOLVES may reject any portion of any shipment of units that are not conforming in any material respects. To reject a shipment, NETWOLVES shall give notice of intent to reject the shipment within thirty (30) days of delivery together with a written indication of the reasons for such possible rejection, and as promptly as reasonably possible thereafter, give notice of final rejection and the full basis therefor. After notice of intent to reject, the parties shall cooperate to determine whether rejection is necessary or justified. If notice is not given, NETWOLVES shall be deemed to have accepted delivered, provided, however, in the case of products having latent defects upon which diligent examination could not have been discovered, NETWOLVES must give notice of NETWOLVES' intent within thirty (30) days after discovery of such defects. In any event, NETWOLVES shall be entitled to a refund of the purchase price of properly rejected products at the time they are ultimately rejected. BOCA shall use, its reasonable efforts, at NETWOLVES' request, to provide replacement products that shall be purchased by buyer as provided in this Agreement.

     3.9 Quality Assurance by BOCA. BOCA agrees to monitor and assure strict quality standards and adhere to the quality specifications to be developed and agreed upon by both parties. BOCA will provide per lot shipment reporting on out-of-box quality results and will provide additional available manufacturing quality measurements and audits on request, within five (5) working days. NETWOLVES, at NETWOLVES' expense, may at any time upon reasonable notice to BOCA (not to exceed three (3) days) enter BOCA's property and inspect BOCA's facilities and records to investigate BOCA's compliance with these Quality Assurance provisions.

     3.10 Accounting Records/Audit. BOCA shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Agreement. NETWOLVES shall be afforded reasonable access to such accounting records not more often than once each calendar quarter upon at least three (3) days prior notice. NETWOLVES shall bear the expense of such review unless a discrepancy of more than five percent (5%) in BOCA's favor is discovered with respect to the computation of Cost of Work over any 90-day period, in which case BOCA shall pay the expense of such review and shall immediately pay NETWOLVES the amount of any overcharges resulting from such erroneous computation of the Cost of Work, plus interest computed at the rate of the lesser of three hundred (300) basis points over the three (3) month LIBOR rate (LIBOR+3) on the date payment was due to BOCA or the highest applicable legal rate, accruing from the date payment was due until paid in full.


                                   ARTICLE 4
                              INTELLECTUAL PROPERTY

     4.1 Reservation of Rights/No Implied Assignment of Rights. Each Party shall retain all intellectual property and other priority rights in its respective pre-existing works and inventions and all proprietary rights developed independently of this Agreement. Except as expressly provided herein, nothing in this Agreement shall be deemed to constitute the assignment or license of any intellectual property or other proprietary right. Generally, BOCA shall retain those rights it owns with respect to BOCA Thin Client machines and the entire non-software work product of the Thin Client Engineering Services, and NETWOLVES shall retain all rights it owns to its Specifications, FoxBox and FoxBox Technology, including without limitation all FoxBox Thin Client Software.

     4.2 Freedom to Continue Respective Businesses. In particular, BOCA shall remain free, without limitation, to make, use, sell or offer for sale any and all BOCA Thin Client Units to third parties (but not any FoxBox packaging, FoxBox Units or NETWOLVES Thin Client Software), regardless of whether it has received any consent of NETWOLVES. Similarly, NETWOLVES shall remain free, without limitation, to make, use, sell or offer for sale, or to authorize third parties to make, use, sell or offer for sale any and all FoxBox Units, FoxBox Technology (including the FoxBox Thin Client Software), the Specifications and the entire work product of the FoxBox Engineering Services and Other Engineering Services with third parties, regardless of whether it has received any consent of NETWOLVES.

                                   ARTICLE 5
                  MARKETING AGREEMENT AND OTHER OPPORTUNITIES

     5.1 Both Parties shall undertake to negotiate a joint marketing agreement in good faith as generally described in the Non-Binding Memorandum of Understanding set forth in Exhibit G, provided, however, that each party reserves the right, in each party's sole and exclusive discretion, to agree or not to agree to enter into a definitive agreement proposed by the other party.

     5.2 If the parties do not execute a definitive joint marketing agreement on or prior to December 31, 1999, then BOCA may terminate this Agreement effective upon written notice given on or prior to January 10, 2000, if such definitive agreement was not executed on or prior to the date such notice was given; provided, however, that BOCA may not terminate this Agreement under any circumstances if NETWOLVES had previously offered to execute a commercially reasonable written agreement containing, at least, the terms described in the Non-Binding Memorandum of Understanding set forth in Exhibit G.

     5.3 If BOCA makes a lawful election to terminate this Agreement pursuant to
Section 5.2, then NETWOLVES may elect, within NETWOLVES sole and exclusive discretion, either to:

     (a) Continue to use deliverables from the FoxBox Services, in which case, NETWOLVES shall pay BOCA for the time and materials in providing the FoxBox Services and NETWOLVES Thin Client Services;

     (b) Refrain from using deliverables from the FoxBox Services, in which case, NETWOLVES need not pay for time and materials in providing the FoxBox Services. In such a case, however, neither BOCA nor NETWOLVES may subsequently use or disclose deliverables from the FoxBox Services.

                                   ARTICLE 6
                                CONFIDENTIALITY

     6.1 Covenant Not to Use or Disclose. Each Party acknowledges that the Confidential Information constitutes and shall constitute valuable assets and trade secrets. Accordingly, when a Party (the "Receiving Party") receives confidential information from the other Party (the "Owning Party"), the Receiving Party shall (i) keep secret and retain in strict confidence any Confidential Information received from the Owning Party; (ii) not disclose to any Third Party any Confidential Information received from the Owning Party for any reason whatsoever; (iii) not disclose any Confidential Information received from the Owning Party to the Receiving Party's (and/or any of its Affiliates') employees or sublicensees, except on a need-to-know basis and only after instructing each such employee or sublicensee not to disclose or otherwise make available any Confidential Information to any Third Party receiving a signed Confidentiality Statement from each such sublicensee, and provided each such employee is bound by appropriate confidentiality obligation under its labor contract with the employer; and (iv) not make use of any Confidential Information received from the Owning Party for its own purposes or for the benefit of any Third Party except as authorized by this Agreement.

     6.2 Additional Restrictions on Use of NETWOLVES Software. BOCA shall not copy, in whole or in part, any NETWOLVES software or accompanying documentation; modify, adapt or otherwise create derivative works from all or any part of any NETWOLVES software or accompanying documentation; distribute all or any part of the NETWOLVES software, decompile, disassemble or otherwise attempt to reverse engineer the NETWOLVES software; or rent or lease the NETWOLVES software. All rights in or to the FoxBox software are reserved.

     6.3 Notice of Demand for Confidential Information. In the event of any legal action or proceeding or asserted requirement under applicable law or government regulations requesting or demanding the Receiving Party disclose this Agreement or any Confidential Information, the Receiving Party shall immediately notify the Owning Party in writing of such request or demand so that the Owning Party may seek an appropriate protective order or take other protective measures. The Receiving Party shall, upon the request of the Owning Party, cooperate reasonably with the Owning Party in contesting such request or demand at the expense of the Owning Party including, without limitation, consulting with the Owning Party as to the advisability of taking legally available steps to resist or narrow such request or demand. If in the absence of a protective order or a waiver hereunder from the Owning Party, the Receiving Party, in the reasonable written opinion of the Receiving Party's legal counsel, is compelled to disclose this Agreement or any Confidential Information to any tribunal or otherwise stand liable for contempt or suffer other penalty, the Receiving Party may disclose this Agreement or such Confidential Information to such tribunal without liability hereunder; provided, however, the Receiving Party (i) shall give the Owning Party written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable; (ii) shall furnish only that portion of this Agreement or the Confidential Information which is legally required; and (iii) shall use best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of this Agreement or the Confidential Information to be disclosed as the Owning Party designates.

     6.4 Notice of Threatened Misappropriation. In the event the Receiving Party becomes aware that any person or entity (including, but not limited to, any Affiliate or employee of the Receiving Party) is taking, threatens to take, or has taken any action which would violate any of the foregoing provisions of this Agreement, the Receiving Party shall promptly and fully advise the Owning Party (with written confirmation as soon as practicable thereafter) of all facts known to the Receiving Party concerning such action or threatened action. The Receiving Party shall not in any way aid, abet, or encourage any such action or threatened action; and the Receiving Party agrees to use its best efforts to prevent such action or threatened action, including, but not limited to, assigning any cause of action it may have relating to the violation of the foregoing provisions to the Owning Party; and the Receiving Party agrees to do all reasonable things and cooperate in all reasonable ways as may be requested by the Owning Party to protect the trade secrets and proprietary rights of the Owning Party in and to the Confidential Information.

     6.5 Confidentiality of Terms of Agreement. The terms and conditions of this Agreement shall not be disclosed by either Party, except with the prior written consent of the other Party, or as may be required by law or necessary to establish its rights hereunder. Notwithstanding the foregoing, (i) each Party shall have the right to disclose the terms and conditions of this Agreement, if necessary, to any legal counsel of such Party as may be required to establish its rights hereunder; and (ii) subsequent the execution of this Agreement, the

Parties may jointly or individually issue press releases or otherwise publicly disclose the Parties' relationship, (x) provided such Party has obtained the prior written approval of the content of such disclosure for the other Party and
(y) that such disclosure does not include information which would be prohibited from disclosure by either Party pursuant to this Agreement or that certain Confidentiality Agreement between the Parties. The approval of such press release or other disclosure of the Parties' relationship shall be given by a Party within ten (3) business days following the request by the other Party, or in the event the approval is not given, the disapproving Party shall provide commercially reasonable objections.

     6.6 Return or Destruction of Materials. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination.

                                   ARTICLE 7
                                INDEMNIFICATION

     7.1 Intellectual Property. Each party agrees to indemnify, defend and hold harmless the other party, its Affiliates, and its/their officers, employees from and against any and all Third Party Claims as incurred by such party to the extent that the other party's products or services provided and/or utilized under this Agreement are alleged and ultimately determined to infringe any patent, copyright or intellectual property right registered or otherwise protected under the Laws of the United States or any other nation. Each party will not indemnify the other party to the extent the infringement is caused by
(i) the misuse or  modification of the other party's  products or materials;  or
(ii) the use of any such materials in combination with any product not approved by or supplied by the other party to the extent that such combination caused the infringement. BOCA shall be deemed to have approved all hardware and software presently sold by NETWOLVES and all hardware and software with which NETWOLVES products are customarily used. NETWOLVES shall be deemed to have approved all hardware and software presently sold by BOCA and all hardware and software with which BOCA products are customarily used. If BOCA Materials or any part thereof is, or in BOCA's opinion is likely to be, held to constitute an infringing product, then with BOCA Materials, (i) replace it with a non-infringing equivalent with at least the same functionality and performance; (ii) modify it to make it non-infringing in a manner that does not impair its functionality and performance; or (iii) if none of the foregoing options are commercially feasible, the Parties will negotiate in good faith to establish a mutually agreeable alternative, taking due regard to NETWOLVES market obligations. If NETWOLVES Materials or any part thereof is, or in NETWOLVES' opinion is likely to be, held to constitute an infringing product, then with NETWOLVES Materials,
(i) replace it with a non-infringing equivalent with at least the same functionality and performance; (ii) modify it to make it non-infringing in a manner that does not impair its functionality and performance; or (iii) if none of the foregoing options are commercially feasible, the Parties will negotiate in good faith to establish a mutually agreeable alternative, taking due regard to BOCA market obligations. Notwithstanding the foregoing an indemnifying party shall not be obligated to indemnify the other under this section for an infringement arising from the combination of the indemnifying party's products or materials with other products or materials not provided, made used or sold by the indemnifying party in cases where both: (i) such infringement would not have occurred but for the use of the other products or materials; and (ii) such infringement would still have occurred if a third party vendor's comparable products or materials were substituted for the indemnifying party's products or materials.

     7.2 General. Except for claims of infringement of a patent, copyright or intellectual property right, each party (the "Indemnifying Party") shall at all times during the term of this Agreement and thereafter, indemnify, defend, and hold the other party ("the "Indemnified Party"), its Affiliates, and its/their officers and employees harmless against any and all Claims, actions, demands, liabilities, losses, damages, costs, payments, and expenses (including reasonable attorneys' fees and expenses) (collectively, "Claims"), arising out of the death of or injury to any person or persons or out of any damage to real or personal property and against any other Claim of any kind whatsoever resulting from any occurrence caused by and attributable to the Indemnifying Party, its subcontractors', or its agents' acts or omissions during the performance of this Agreement. If both parties are or may be obligated to each other as a result of different actions taken by each party or actions taken jointly by both parties, then each party agrees to contribute to the amount of such Claims as is appropriate to reflect the relative fault of such party in connection with the events that resulted in such Claims. The relative fault of each party shall be determined by reference to, among other things, each party's relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Claims.

     7.3 Procedures Relating to Indemnification.

     (a) Scope. The procedures set forth in this Article 7.3 shall apply with respect to any actual or potential Claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters against which NETWOLVES or BOCA (an "Indemnified Party") is indemnified by a Party hereto (the "Indemnifying Party") under
Article 7.1 or Article 7.2 hereof.

     (b) Notice. Upon receiving notice in writing of the commencement of any Claim from a Third Party, the Indemnified Party shall give written notice of such Claim, in reasonable detail, to the Indemnifying Party no later than thirty
(30) days after receiving such notice, stating the amount involved, if known, together with copies of any written documents initiating or asserting such a Claim. The failure to so notify, or any delay in so notifying, shall not relieve the Indemnifying Party hereunder unless and only to the extent that the Indemnifying Party did not otherwise learn of such Claim and such failure or delay results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and will not in any event relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification obligation provided in Article 7.1 or Article 7.2 hereof, as the case may be.

     (c) Assumption of Defense. The Indemnifying Party shall be entitled to assume the defense of any Claim for which indemnification is sought hereunder with counsel of its choice and at its expense (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding an election by the Indemnifying Party to assume the defense of such Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Claim; and the Indemnifying Party shall bear the reasonable fees, costs, and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Claim; or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

     (d) Settlements. The Indemnifying Party shall not be liable under the provisions of Article 7.1 or Article 7.2 hereof, as the case may be, for any amount paid by the Indemnified Party to settle, compromise, or otherwise resolve (hereinafter "Settle" or "Settlement") any Claims if the Settlement is entered into without the written consent of the Indemnifying Party, which consent may not be withheld unless such Settlement is unreasonable in light of such Claims against, and defenses available to, the Indemnified Party. If the Indemnifying Party withholds its consent to a proposed Settlement, and the Claim in question is not Settled as proposed, the Indemnifying Party will indemnify the Indemnified Party in accordance with Article 7.1 or Article 7.2 hereof, as the case may be. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party (which consent may not be withheld unless such Settlement is unreasonable in light of such Claims against, and defenses available to, the Indemnified Party), Settle any pending or threatened Claim unless such Settlement includes an unconditional release of the Indemnified Party from all liability arising out of or related to such Claim, or transactions, or conduct in connection therewith.

     (e) Cooperation. The Parties agree to cooperate, share information (subject to the need to preserve any applicable privilege), and consult in good faith to the fullest extent possible, at the Indemnifying Party's expense, in connection with any Claim in respect of which indemnification is sought under this Agreement.


                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

8.1 Warranty.  BOCA  represents and warrants the following:

     (a) All Engineering Services performed under this Agreement shall be performed in a good and workmanlike manner in accordance with industry standards.

     (b) All Deliverables arising from Engineering Services shall conform in all respects to the Specifications.

     (c) BOCA has and shall have all right, title and interest necessary to make the assignments of intellectual property and other proprietary rights where required under this Agreement, and BOCA has and shall have the all powers necessary to transfer such rights and to execute all instruments required under this Agreement with respect to such rights.

(d) All FoxBox Units,  when shipped
by BOCA, shall be interoperable with NETWOLVES Thin Client Units and the FoxBox Thin Client Software, shall conform in all respects to the Specifications, and shall be Homologized for the states set forth in Exhibit D.

     (e) All NETWOLVES Thin Client Units, when shipped by BOCA, shall be interoperable with the FoxBox Units and the FoxBox Thin Client Software, shall conform in all respects to the Specifications, and shall be Homologized for the states set forth in Exhibit D.


     (f) All FoxBox Units, NETWOLVES Thin Client Units and any software embedded therein shall correctly operate and process date data prior to, during and after January 1, 2000.

     8.2 Intellectual Property Rights of Third Parties. Both parties warrant to the other that neither has or shall have knowledge that the FoxBox Units or the NETWOLVES Thin Client Units shall infringe on the intellectual property rights of any third party.

     8.3 Remedies. NETWOLVES' remedy for breach of the foregoing warranties, in addition to such other remedies that may be available at law or equity, shall be the prompt repair or replacement of nonconforming goods, or the immediate refund of monies paid for such goods.

     8.4 Disclaimer of Certain Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BOCA AND NETWOLVES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

     8.5 Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF EARNINGS, PROFIT, OR GOODWILL SUFFERED BY ANY PERSON OR ENTITY, INCLUDING THE OTHER PARTY, CAUSED DIRECTLY OR INDIRECTLY BY THE WORK PERFORMED PURSUANT TO THIS AGREEMENT, BY ANY LICENSE OR SUBLICENSE GRANTED HEREUNDER, OR BY EACH PARTY'S PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT, EVEN IF SUCH PARTY IS NOTIFIED BY THE OTHER PARTY OR ANY THIRD PARTY OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE 9
                 UNITED STATES REGULATIONS AND EXPORT CONTROLS

     9.1 Compliance. Both Parties agree to comply with all applicable laws, rules, regulations and orders of federal, state, local and foreign governments. Both parties are subject to United States laws and regulations controlling the export of technical data, computer software, prototypes and other commodities (including all Export Administration Regulations of the United States Department of Commerce), and that BOCA's obligations hereunder are contingent on NETWOLVES' compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the certain agencies of the United States Government and/or written assurances by NETWOLVES that NETWOLVES shall not export data or commodities to certain foreign countries without prior approval of such agency. NETWOLVES agrees that it shall not, directly or indirectly, export or re-export, or knowingly permit the export or re-export of, the Licensed Technology to any country for which the United States Export Administration Act, any regulation thereunder, or any similar United States law or regulation, requires an export license or other United States government approval, unless the appropriate export license or approval has been obtained. BOCA shall provide NETWOLVES with reasonable support and cooperation to enable NETWOLVES to obtain the required licenses or approvals NETWOLVES agrees that it will be solely responsible for any violations of such by NETWOLVES.

     9.2 Disclaimer of Representation. BOCA neither represents that an export license shall not be required nor that, if required, it shall be issued. Further, if such license is issued, revocation of such export license or modification thereof that prevents BOCA from performing all or part of its obligations under this Agreement shall not be deemed a breach of this Agreement to the extent such revocation or modification is not attributable to BOCA; or, if such revocation or modification is attributable to BOCA, is remedied by BOCA on an expedited basis and at least within sixty (60) days.

                                   ARTICLE 10
                             NON-USE OF TRADEMARKS

     Neither Party shall use the trade names, trademarks, or service marks of the other party or any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from the other party in each case.


                                   ARTICLE 11
                                  TERMINATION

     11.1 Termination for Convenience. If BOCA has not timely presented acceptable deliverables for the FoxBox Services or deliverables for the Thin Client Services in accordance with the provisions of this Agreement, then NETWOLVES may terminate this Agreement for convenience, effective upon giving Notice of Termination.

     11.2 Termination for Cause. Upon any material breach or default of this Agreement by any Party (the "Breaching Party"), the non-breaching Party shall have the right to terminate this Agreement and the rights, privileges, and license granted hereunder by sixty (60) days' notice to the Breaching Party. Such termination shall become effective unless the Breaching Party shall have cured any such breach or default by diligently pursuing remedial action prior to the expiration of the sixty (60) day period; provided that, if the Breaching Party shall be in breach or default of the same provision twice within any six
(6) month period, the non-breaching Party shall have the right to terminate this Agreement immediately without providing the Breaching Party the sixty (60) days' notice and cure period.

     11.3 Effect of Termination. Upon termination of this Agreement for any reason, each Party shall, at the option of the other Party, return or destroy all Confidential Information and Know-How in its possession owned by the other Party.


                                   ARTICLE 12
                                      TERM

     The term of this Agreement shall be for a period of two (2) years from the date of this Agreement unless sooner terminated pursuant to the provisions of this Agreement.

                                   ARTICLE 13
                 PUBLIC ANNOUNCEMENTS AND PROMOTIONAL MATERIALS

     NETWOLVES and BOCA shall cooperate with each other so that each party may issue a press release concerning this Agreement within ninety (90) days following the execution of this Agreement, provided that each party may approve any such press release prior to its release. Such press release shall include a quote attributable to the executive officer of each party.

                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1 Notices. All notices, demands or other communications given under this Agreement shall be in writing and shall be mailed by first-class, registered, or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:


                (i)     If to BOCA:
                        ----------
                        Boca Research, Inc.
                        Attention: Executive Vice President & General Manager 1377 Clint Moore Road
                        Boca Raton, FL  33487-2722
                        Telephone:  (561) 997-6227
                        Facsimile:   (561) 997-6934

                        With a copy to:
                        --------------
                        Robert W. Federspiel
                        Spinner, Dittman, Federspiel & Dowling
                        501 E. Atlantic Avenue
                        Delray Beach, FL  33483
                        Telephone:  (561) 276-2900
                        Facsimile:   (561) 276-5489

                (ii)    If to NETWOLVES:
                        ---------------
                        NetWolves Corporation
                        Attn: Daniel G. Stephens, Jr., Chief Information Officer 6016 Benjamin Road, Suite 107
                        Tampa, FL  33634
                        Telephone:  (813) 885-2779
                        Facsimile:   (813) 885-2380

                        With a copy to:
                        --------------
                        Andrew C. Greenberg
                        Carlton Fields
                        P.O. Box 3239
                        Tampa, FL  33601-3239
                        Telephone:  (813) 223-7000
                        Facsimile:   (813) 229-4133

or to such other address which each Party may designate by notice in writing. Each such notice, demand, or other communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed given for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery), or at such time as delivery is refused by the addressee upon presentation.

     14.2 Governing Law. The construction and interpretation of this Agreement and the rights of the Parties shall be governed by the laws of the State of Florida without regard to its conflicts of laws provisions. The parties consent to personal jurisdiction and venue in the state and federal courts located in Florida over any dispute arising from or in connection with this Agreement not otherwise submitted to arbitration. Each Party hereby consents to the personal jurisdiction of the state and federal courts in Florida in any such dispute arising from or relating to this Agreement. Each Party further agrees that services of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein. Any award or injunctive relief granted in any dispute may be enforced by either Party in either the courts of the State of Florida or in the United States District Courts in Florida.

     14.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the Parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto or their respective successors and assigns as permitted hereunder. Except for assignment to an Affiliate, a successor in interest or to the purchaser of all or substantially all of the assets of a party, neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.

     14.4 Further Assurances. Each Party agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement.

     14.5 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to such matters. No amendment to this Agreement shall be made except by an instrument in writing signed on behalf each Party.

     14.6 Severability. If any court or arbiter of applicable jurisdiction determines that any of the agreements, covenants, and undertakings set forth herein, or any part thereof, is invalid or unenforceable, the provision shall, to the extent possible, be restated to reflect the original intention of the Parties, and the remainder of this Agreement shall be given full effect, without regard to the invalid or restated portions.

     14.7 Waiver. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

     14.8  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     14.9 Compliance with Laws. In performing under this Agreement, both Parties agree to comply with all applicable laws, rules, and regulations of any governmental entity.

     14.10 Force Majeure. Neither Party shall not be liable to the other Party for any loss or damage done to delays or failure to perform resulting from an event of "force majeure," including without limitation, acts of God; accident; war; fire; lockout; strike or labor dispute; riot or civil commotion; act of the public enemy; enactment, rule, order, or act of civil or military authority; unforeseeable judicial action; or unforeseeable inability to secure adequate materials, labor, or facilities.

     14.11 Permits and Licenses. The Parties agree that BOCA shall be responsible for obtaining all necessary United States federal and state permits, licenses, and other government approvals relating to the work performed under this Agreement; and NETWOLVES shall be responsible for obtaining all necessary permits, licenses, and other government approvals relating to the work performed in other countries with regards to their FoxBox Units. The Party responsible for obtaining government approvals agrees to indemnify the other for any loss incurred due to the asserted or established failure to comply with the responsible Party's respective obligation to obtain such applicable government approvals. Each Party agrees to reasonably assist the other, at the responsible Party's expense, in obtaining all such necessary government approvals.


     IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth above.

                                      BOCA RESEARCH, INC.


                                      By: /s/Navroze S. Mehta        9/10/99
                                          --------------------------------------
                                      Name:   Navroze S. Mehta
                                      Title:  President - BOCA Global

                                      NETWOLVES TECHNOLOGIES


                                      By:  /s/ Daniel G. Stephens
                                           -------------------------------------
                                      Name:   Daniel G. Stephens, Jr.
                                      Title:  Chief Information Officer
                                              Officer of the Company

                               TABLE OF EXHIBITS




EXHIBIT A                       FOXBOX ENGINEERING SERVICES

EXHIBIT B                       FOXBOX CASE REDESIGN REQUIREMENTS

EXHIBIT C                       FOXBOX SPECIFICATIONS

EXHIBIT D                       HOMOLOGATION STATES

EXHIBIT E                       NETWOLVES THIN CLIENT SPECIFICATIONS

EXHIBIT F                       MAXIMUM UNIT PRICES

EXHIBIT G                       MEMORANDUM OF UNDERSTANDING

                                   EXHIBIT A
                          FOXBOX ENGINEERING SERVICES

     1. Chassis Designs. BOCA shall take all steps necessary to design two (2) FoxBox chassis (a single rack mount unit and a four rack mount unit) that are acceptable to NETWOLVES in accordance with the NETWOLVES FoxBox Chassis Specifications, attached hereto as Exhibit B, and to prepare detailed schematics and such other documentation as may be necessary for the manufacture and assembly of a conforming chassis.

     2. Detailed Schematics and Directions for FoxBox Manufacture. BOCA shall take all steps necessary to prepare detailed schematics and such other documentation (the "Documentation") as may be necessary for manufacture and assembly of a computer conforming in all respects to the FoxBox Specification, attached hereto as Exhibit C. The Documentation shall be sufficiently complete and set forth with sufficient particularity to enable a person of ordinary skill in the art to manufacture a computer conforming in all respects to the FoxBox Specification. The Documentation shall include, without limitation, the following:

     *    All documents  necessary to apply for and to achieve UL  Certification
          (1950  3d  Edition)  for  any  computer   manufactured  in  accordance
          therewith.
     *    Detailed schematic drawings of all FoxBox Unit components.
     *    Specifications package for all FoxBox Unit components.
     *    Work instructions for Mass Production of the FoxBox Units.
     * Enhanced drawings and sourcing for customized cables, LEDs and other components unique to the FoxBox Units

     3. Homologation Services. BOCA shall take all steps necessary to prepare detailed schematics and such other documentation as necessary for Homologation of the FoxBox computers manufactured in accordance therewith with the states identified in Exhibit D, attached hereto. BOCA shall then provide all Regulatory approval support and shall be responsible for obtaining all approvals necessary for NETWOLVES to sell FoxBox Units in each state listed in Exhibit D. These services shall include: detailed assessment of the requirements for each piece of equipment by individual country; arranging for a proper local applicant for approval where required; collection and assimilation of all materials and documentation required for compliance; review of test data to ensure agency compliance; on-site testing support where required; assuring that all necessary supporting documentation has been provided and properly prepared; preparing type approval application or compliance folders for local agencies' specific formats; attending pre-submission and coordination meetings with the regulatory agencies as necessary; modification of the application (if necessary) based on agency comments, feedback and recommendations; submission of the completed application or maintenance of a compliance folder; careful coordination with agency officials through and until receipt of approvals; and notification of the application approval and delivery of the approval certificate.

     4. Prototypes and Sourcing. BOCA shall provide NETWOLVES with prototypes and sourcing for production with respect to each of the above elements.

                                   EXHIBIT B
                       FOXBOX CASE REDESIGN REQUIREMENTS


1.      Overall Design Goal.

     (a)  Design two separate cases.
          i.   5 Rack mount units high.
               A.   Expandable   (access   to  all   PCI/ISA   card   slots   on
                    motherboard).
               B.   Higher Wattage, internal power supply.
          ii.  1 Rack mount unit high.
               A. One combo PCI/ISA slot set horizontally for Modem, T1/56K card, 2nd Ethernet card, etc.
               B.   Possibly external power supply.
               C.   Similar in shape and size to Cisco 2500 series case.

2.   Fasteners.

     (a) No self tapping screws. They are difficult to install and they can potentially leave small slivers of metal inside of the unit.

     (b) Utilize identical screw in as many locations as possible. This will speed assembly line construction.

3.   Faceplate.

     (a)  Possibly molded plastic if less expensive than metal.
     (b) Use printed stickers vs. silkscreening for logos. This would be advantageous for potential OEM's.
     (c)  Snap on faceplate/bezel.
     (d)  Construct the LED's as a single assembly to snap into the faceplate.
     (e)  Three openings.
          i. Two hard drive openings into which standard 3.5" hard drives can be inserted onto rails with power/data cable mate.
          ii. One opening for an internal tape backup - specific tape system needs to be chosen.

4.   Case Frame.
     (a)  Two Frames.
          i.   5 Rack Mount Units (RMU) high.
               A. possibly framed similar to a PC with a slide-over outer covering.
          ii.  1 Rack Mount Unit high.
               A.   Similar to Cisco 2500 series.
     (b)  Solid bottom plate onto which the motherboard plate will attach.
     (c)  Optional Mounting Brackets for 19" rack.
     (d)  5 RMU case Must have mounting system for ATX power supply.

5.   Power Supply.
     (a)  Must be phased to an ATX form factor for 5 RMU unit.
     (b)  Possibly external for 1 RMU unit, or custom internal.

6.   Mounting Brackets.
     (a)  Screw into box cover -> into nuts welded on cover.
     (b) Alternate method of attachment so FoxBox can be mounted flat (bottom against the wall) onto a wall.

7.   Motherboard Plate.
     (a)  Pre-attach   mounting   hardware  for  motherboard  to  ease  assembly
          (standoffs and key slots).
     (b)  Have all mounting points utilize same screw.
     (c) Mounting plate motherboard attachment holes may need to change on occasion to support motherboard revisions.

8.   Ports and Switches.
     (a)  Move console port to front of case.
     (b)  Move ATX power switch to front.
     (c)  Remove reset switch.

9.   Hard Drive System.
     (a)  Hard drives mounted on rails for easy insertion and removal.
     (b) Connector assembly on rail kit and at the back of the drive bay so cables do not slide in and out.
     (c)  Face plate pops off and drives can be removed/inserted.

10.  Packaging.
     (a) Potentially decrease width of packaging for use in automatic tape machines.

11.  Certifications.
(a) The case design MUST be fully compliant with all guidelines in UL 1950 3rd edition.

                                   EXHIBIT C
                             FOXBOX SPECIFICATIONS



     The FoxBox is an Internet communications gateway providing enterprise-wide connectivity, distance learning, firewall security and productivity enhancing applications. All FoxBoxes produced by BOCA shall be functionally equivalent or superior to existing FoxBox products sold by NETWOLVES. FoxBoxes shall be delivered complete, packaged and ready for commercial distribution in accordance with NETWOLVES' written instructions.

     Except as set forth below, FoxBox Units shall conform in all respects with the following documents: FoxBox Quick Start Guide; FoxBox Administrator's Manual; FoxBox Configuration Guide; FoxBox Technical Reference Guide; FoxBox Client Configuration Guide; FoxBox Virtual Private Networking Module; FoxBox Advanced Access Control Module; SEC E-mail Archive (Security & Exchange Commission); and Citrix Application Note: Connecting to a WinFrame Server.

     All FoxBox Units shall be interoperable with the FoxBox Thin Client software and hardware conforming with the Thin Client Specifications. All hardware must be supported by the FreeBSD Operating system, and capable of executing the following software at least as well as existing NETWOLVES hardware: Apache1.3.3; Bind 8.12; Fetchmail 4.7.8; FreeBSD 2.2.8; IMAP 4.5 Beta; IP Filter 3.2.10; ISC DHCP 2.0b1p16; MRTG 2.5.3; Perl 5.003; PHP 3.0.6;
PostgreSQL 6.4.2; Sendmail 8.9.3; Squid 2.1Patch2; Samba 2.0; SNMPD 3.5.3; SSH; and SUDO 1.5.6p2.

     FoxBox Units shall further include the following components:

FoxBox DDR Model:
----------------
  1.    19" Rackmountable Case (8 pieces)
  2.    Power Supply 230 Watt UL approved Double Throw
  3.    Tyan Trinity (S1590S) Mother Board
  4.    Cyrix M2 300 Mhz processor with fan
  5.    32MB DIMM PC-100 SDRAM
  6.    Accton 10 Mbit PCI Ethernet card
  7.    Western Digital 4.3. GB Hard Drive with IDE cable
  8.    FoxBox Packaging
  9.    Power Cord
 10.    15` Blue (cat 5) Straight thru Ethernet
 11.    Boca Research  --  V.90 modem
 12.    Standard Phone Cord

FoxBox ISDN Model:
-----------------
  1.    19" Rackmountable Case (8 pieces)
  2.    Power Supply 230 Watt UL approved Double Throw
  3.    Tyan Trinity (S1590S) Mother Board

  4.    Cyrix M2 300 Mhz processor with fan
  5.    32MB DIMM PC-100 SDRAM
  6.    Accton 10 Mbit PCI Ethernet card
  7.    Western Digital 4.3. GB Hard Drive with IDE cable
  8.    FoxBox Packaging
  9.    Power Cord
 10.    15` Blue (cat 5) Straight thru Ethernet
 11.    US Robotics Courier Imodem ISDN TA
 12.    RJ-45 Silver Satin Cable

FoxBox 56K Model:
----------------
  1.    19" Rackmountable Case (8 pieces)
  2.    Power Supply 230 Watt UL approved Double Throw
  3.    Tyan Trinity (S1590S) Mother Board
  4.    Cyrix M2 300 Mhz processor with fan
  5.    32MB DIMM PC-100 SDRAM
  6.    Accton 10 Mbit PCI Ethernet card
  7.    Western Digital 4.3. GB Hard Drive with IDE cable
  8.    FoxBox Packaging
  9.    Power Cord
 10.    15` Blue (cat 5) Straight thru Ethernet
 11.    RS-232 (8 bit) Sync Serial Card
 12.    56K CSU/DSU
 13.    10` RS-232 cable (25 pin to 25 pin M/M)

FoxBox T1 Model:
---------------
  1.    19" Rackmountable Case (8 pieces)
  2.    Power Supply 230 Watt UL approved Double Throw
  3.    Tyan Trinity (S1590S) Mother Board
  4.    Cyrix M2 300 Mhz processor with fan
  5.    32MB DIMM PC-100 SDRAM
  6.    Accton 10 Mbit PCI Ethernet card
  7.    Western Digital 4.3. GB Hard Drive with IDE cable
  8.    FoxBox Packaging
  9.    Power Cord
 10.    15` Blue (cat 5) Straight thru Ethernet
 11.    V.35 card (8 bit) Sync Serial Card
 12.    T1 CSU/DSU
 13.    V.35 Winchester Cable

FoxBox S2E Model:
----------------
  1.    19" Rackmountable Case (8 pieces)
  2.    Power Supply 230 Watt UL approved Double Throw
  3.    Tyan Trinity (S1590S) Mother Board
  4.    Cyrix M2 300 Mhz processor with fan
  5.    32MB DIMM PC-100 SDRAM
  6.    Accton 10 Mbit PCI Ethernet card
  7.    Western Digital 4.3. GB Hard Drive with IDE cable
  8.    FoxBox Packaging
  9.    Power Cord
 10.    15` Blue (cat 5) Straight thru Ethernet
 11.    Accton 10Mbit PCI Ethernet Card
 12.    15` Red (cat 5) Crossover cable

                                   EXHIBIT D
                               HOMOLOGATION STATES





   Asia/Pacific:                      Mid-East/Africa:
   ------------                       ---------------
Australia/New Zealand                   Bahrain
Hong Kong (China)                       Egypt
India                                   Kuwait
Indonesia                               Nigeria
Japan                                   Saudi
Korea                                   South Africa
Malaysia
Singapore
Taiwan
Thailand

Europe:                               Latin America:
------                                -------------
Belgium                                 Argentina
Denmark                                 Brazil
Finland                                 Chile
France                                  Costa Rica
*Germany                                Ecuador
Holland                                 *Mexico
Italy                                   *Panama
Norway                                  Venezuela
Spain
Sweden                             North America:
*United Kingdom                         *Canada

                                   EXHIBIT E
                      NETWOLVES THIN CLIENT SPECIFICATIONS


     The diskless workstation (Fox pup) is a thin client designed to support rich audio and video through our ESCN product. It shall be relatively small and durable with limited moving parts. All hardware shall be supported by FreeBSD
3.2 operating system.

     1.   Motherboard
          a.   Netboot Capable.
          b.   Support for a 300mhz K6-AMD or GXM-National.
          c.   Support for Memory up to 128 Megs.

     2.   Memory
          a.   Type is DIMM.
          b. Size should be no less than 64 Megs, however, the more the better.

     3.   Drives
          a.   No Hard Drive or Floppy Drive.

     4.   Sound
          a.   Any True Sound Blaster chip set.

     5.   Video
          a. Should be supported by FreeBSD and have excellent performance in an X-window environment. See attached list for compatible video cards.
          b.   The video card should have at least 4 Megs of video on the card.

     6.   Network Card
          a. 10/100 Megabit Ethernet. See attached list for compatible network cards.
          b. Should have a TCP/IP Boot prom (uses the bootp protocol) installed.

     7.   I/O
          a.   PS/2 Keyboard.
          b.   PS/2 Mouse.
          c.   One available PCI slot for expansion.

     8.   Monitor
          a.   14" Minimum.

     9.   Peripherals
          a.   PS/2 Keyboard.
          b.   PS/2 Mouse.
          c.   External Speakers (may be mounted on or inside monitor).

     10.  Case
          a.   Max. dimensions: Width = 13", Depth = 10", Height = 3".
          b.   Desired headphone jack mounted on the front of the case.


     Below are a few video cards believed to be supported by FreeBSD:

     S3 with one of the following S3 chipsets: 911, 924, 801/805, 928, 732 (Trio32), 764, 765, 775, 785 (Trio64*), 864, 868, 964, 968 and M65 (Aurora64V+).

     Mach32 series: Graphics Ultra+, Graphics Ultra Pro, Graphics Wonder, Graphics Ultra XLR, Graphics Ultra AXO, VLB mach32-D, PCI mach32-D, ISA mach32.

     Mach64 series: Graphics Xpression, Graphics Pro Turbo, Win Boost, Win Turbo, Graphics.

     Pro Turbo 1600, Video Xpression, 3D Xpression, Video Xpression+, 3D Xpression+, All- In-Wonder, All-In-Wonder PRO, 3D Pro Turbo, ATI-TV, XPERT@Play, XPERT@Work, XPERT XL.


     Below are a few Ethernet cards believed to be supported by FreeBSD:

     SMC Elite 16 WD8013 Ethernet interface, and most other WD8003E, WD8003EBT, WD8003W, WD8013W, WD8003S, WD8003SBT and WD8013EBT based clones.

     SMC Elite Ultra and 9432TX based cards are also supported.

     DEC EtherWORKS III NICs (DE203, DE204 and DE205).

     DEC EtherWORKS II NICs (DE200, DE201, DE202 and DE422).

     DEC DC21040/DC21041/DC21140 based NICs:

        ASUS PCI-L101-TB
        Accton ENI1203
        Cogent EM960PCI
        Compex CPXPCI/32C
        D-Link DE-530
        DEC DE435
        Danpex EN-9400P3
        JCIS Condor JC1260
        Linksys EtherPCI

        SMC  EtherPower  10/100  (Model  9332)
        SMC  EtherPower  (Model 8432) SMC
        EtherPower (2)

      Intel EtherExpress
      Intel EtherExpress Pro/100B 100Mbit
      Novell NE1000, NE2000 and NE2100 ethernet interface
      3Com 3C501 cards
      3Com 3C503 Etherlink II
      3Com 3c505 Etherlink/+
      3Com 3C507 Etherlink 16/TP
      3Com 3C590, 3C595 Etherlink III
      3Com 3C90x cards


     NOTE: FreeBSD does not currently support PnP (plug-n-play) features present on some ethernet cards. If your card has PnP and is giving you problems, try disabling the PnP features.